Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a Director of Ecolab Inc., a Delaware corporation (“Ecolab”), does hereby make, nominate and appoint DOUGLAS M. BAKER, LAWRENCE T. BELL and MICHAEL C. McCORMICK, and each of them, individually, to be my attorney-in-fact, with full power and authority to sign his name to a Registration Statement on Form S-8 relating to the registration under the Securities Act of 1933 of (a) 12,000,000 shares of common stock of Ecolab, $1.00 par value per share (the “Common Stock”), being registered for the first time pursuant to the Ecolab Inc. 2010 Stock Incentive Plan (the “2010 Plan”), plus (b) 1,400,000 shares of Common Stock  (the “Carryover Shares”) that were previously registered by Ecolab under the Ecolab Inc. 2005 Stock Incentive Plan (the “2005 Plan”) on Form S-8, filed with the Securities and Exchange Commission on November 3, 2005 (Registration Statement 333-129427) that remain available for future grants under the 2005 Plan as of the date hereof that may now be issued under the 2010 Plan, and (c) any and all amendments thereto, provided that the Registration Statement and any amendments thereto, in final form, be approved by said attorney-in-fact, and his name, when thus signed, shall have the same force and effect as though I had manually signed said document or documents.

IN WITNESS WHEREOF, I have hereunto affixed my signature this 4th day of May, 2010.

/s/Robert L. Lumpkins
Robert L. Lumpkins

IN WITNESS WHEREOF, I have hereunto affixed my signature this 5th day of May, 2010.

/s/Jerry W. Levin
Jerry W. Levin

IN WITNESS WHEREOF, I have hereunto affixed my signature this 6th day of May, 2010.

/s/Barbara J. Beck
Barbara J. Beck

/s/Les S. Biller
Les S. Biller

/s/Jerry A. Grundhofer
Jerry A. Grundhofer

/s/Joel W. Johnson
Joel W. Johnson

/s/C. Scott O’Hara
C. Scott O’Hara

/s/Victoria J. Reich
Victoria J. Reich

/s/John J. Zillmer
John J. Zillmer